As filed with the Securities and Exchange Commission on February 20, 2020

Registration No. 333-199127

Registration No. 333-203002

Registration No. 333-209922

Registration No. 333-216484

Registration No. 333-222865

Registration No. 333-229880

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-199127

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203002

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209922

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216484

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222865

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229880

DERMIRA, INC.

(Exact name of issuer as specified in its charter)

Delaware	27-3267680
(State of incorporation)	(I.R.S. Employer Identification No.)

275 Middlefield Road, Suite 150 Menlo Park, CA (650) 421-7200	94025
(Address of Principal Executive Offices)	(Zip Code)

2010 EQUITY INCENTIVE PLAN

2014 EQUITY INCENTIVE PLAN

2014 EMPLOYEE STOCK PURCHASE PLAN

2018 EQUITY INDUCEMENT PLAN

(Full title of plan)

Heather Wasserman

President

Dermira, Inc.

275 Middlefield Road, Suite 150

Menlo Park, CA 94025

(650) 421-7200

(Name, address and telephone number of agent for service)

Copy to:

Raymond O. Gietz, Esq.

Matthew J. Gilroy, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF COMMON STOCK

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Dermira, Inc. (the “Company”), deregister all shares of the Company’s common stock, $0.001 par value per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-199127, filed on, October 2, 2014, relating to the 2010 Equity Incentive Plan, the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan;

•	Registration Statement No. 333-203002, filed on March 25, 2015, relating to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan;

•	Registration Statement No. 333-209922, filed on March 4, 2016, relating to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan;

•	Registration Statement No. 333-216484, filed on March 6, 2017, relating to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan;

•	Registration Statement No. 333-222865, filed on February 5, 2018, relating to the 2014 Equity Incentive Plan, the 2014 Employee Stock Purchase Plan and the 2018 Equity Inducement Plan;

•	Registration Statement No. 333-229880, filed on February 26, 2019, relating to the relating to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan.

On February 20, 2020, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 10, 2020, by and among Eli Lilly and Company (“Lilly”), Bald Eagle Acquisition Corporation, a wholly-owned subsidiary of Lilly, and the Company, Bald Eagle Acquisition Corporation merged with and into the Company, and the Company became a wholly-owned subsidiary of Lilly (the “Merger”). As a result of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration the Shares registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Indianapolis, State of Indiana, on the 20th day of February, 2020.

DERMIRA, INC.

By:	/s/ Heather Wasserman
Name:	Heather Wasserman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Heather Wasserman Heather Wasserman	Director; President (Principal Executive Officer)	February 20, 2020

/s/ Philip L. Johnson Philip L. Johnson	Director; Vice President and Treasurer (Principal Financial and Accounting Officer)	February 20, 2020

/s/ Gordon J. Brooks Gordon J. Brooks	Director	February 20, 2020